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            ELN                      [Logo]


                            EARTH LINK NETWORK, INC.

                                             SEE REVERSE FOR CERTAIN DEFINITIONS
     COMMON STOCK
  INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                                                               CUSIP 270322 10 0


     This Certifies that






     is the owner of


   FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK $.01 PAR VALUE OF

                            EARTH LINK NETWORK, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                     [EARTHLINK NETWORK INC, DELAWARE SEAL]

       SECERTARY                                        PRESIDENT